UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

DERYCZ SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53501 (Commission File Number)	11-3797644 (IRS Employer Identification No.)

1524 Cloverfield Blvd., Suite E Santa Monica, California (Address of principal executive offices)	90404 (Zip Code)

Registrant’s telephone number, including area code: (310) 477-0354

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Derycz Scientific, Inc. (the "Company") has issued the following securities which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company did not employ any form of general solicitation or advertising in connection with the offer and sale of the securities described below. In addition, the Company believes the purchasers of the securities are "accredited investors" as defined in Rule 501(a) of the Securities Act. For these reasons, among others, the offer and sale of the following securities were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act or Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act:

On November 12, 2010, the Board of Directors of the Company accepted an unsolicited offer made to the Company on behalf of certain of the holders of the common stock purchase warrants issued on December 22, 2006 (the “December 2006 Warrants”) whereby those holders of the December 2006 Warrants offered to exercise their warrants for cash if the Company would issue an additional warrant exercisable for one-half of the number of shares obtained upon the exercise of the December 2006 Warrants, with an exercise price of $2.00 per share, and with a three year term (the "New Warrants").  The December 2006 Warrants have an exercise price per share of $1.25.

As of November 17, 2010, 1,486,250 of the December 2006 Warrants were exercised, resulting in the issuance by the Company of 20 New Warrants representing the right to purchase 743,125 shares of common stock of the Company at $2.00 per share with an expiration of November 17, 2010.   In addition, as a result of the exercise of the December 2006 Warrants, the Company (i) received $1,857,812.50 of cash and issued 1,486,250 shares of common stock upon the cash exercise of the December 2006 Warrants, and (ii) issued 8,199 shares of common stock under the cashless exercise provisions of the December 2006 Warrants.  As of November 17, 2010, there remained 26 of the December 2006 Warrants representing the right to purchase 938,750 shares of common stock, outstanding and not exercised.

The Company cannot determine or control how many of the remainder of the December 2006 Warrants, if any, will actually be exercised under these terms. Assuming the exercise in full of all of the December 2006 Warrants upon these terms, and in light of the recent exercises, the maximum  number of shares of common stock issuable upon the exercise of the New Warrants that may be issued under these terms is 1,212,500.  The December 2006 Warrants expire on December 22, 2010 and cannot be exercised after that date.  Neither the New Warrants, nor the shares underlying the New Warrants, have been registered under the Securities Act of 1933, as amended. The Company will use its best efforts to register such underlying shares during 2011, however the Company is not subject to any penalties for failure to do so.

The proceeds to the Company from the cash exercise of the December 2006 Warrants will be used for general working capital purposes by the Company.  The proceeds to the Company from the cash exercise of the New Warrants, if any, will be used for general working capital purposes by the Company. The Company received no separate consideration for the issuance of the New Warrants.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant dated November 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.

	By:	/s/ Richard McKilligan
Richard McKilligan
Dated: November19, 2010		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant dated November 17, 2010